Exhibit 99.1

Mustang Bio Announces Reverse Stock Split

Worcester, MA– April 3, 2023 – Mustang Bio, Inc. (“Mustang” or the “Company”) (Nasdaq: MBIO), a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases, today announced that it will effect a 15-for-1 reverse stock split of its issued and outstanding common stock. Mustang expects its common stock to begin trading on a split-adjusted basis on the Nasdaq Capital Market as of the commencement of trading on April 4, 2023.

The reverse stock split was approved on March 3, 2023 by Mustang’s Board of Directors and stockholders representing approximately 62.2% of the voting power of Mustang’s outstanding capital stock, with the authorization to determine the final ratio having been granted to the Company’s Board of Directors. The reverse stock split is intended to bring the Company into compliance with Nasdaq’s $1.00 per share minimum bid price requirement for continued listing.

Mustang’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “MBIO” following the reverse stock split, with a new CUSIP number of 62818Q203. After the effectiveness of the reverse stock split, the number of outstanding shares of common stock will be reduced from approximately 109.4 million to approximately 7.3 million, subject to adjustment to give effect to the treatment of any fractional shares that stockholders would have received in the reverse stock split. No fractional shares will be issued in connection with the reverse stock split, and stockholders who would otherwise be entitled to a fractional share will receive a proportional cash payment.

Mustang’s transfer agent, VStock Transfer, LLC, is acting as the exchange and paying agent for the reverse stock split. VStock Transfer, LLC will provide instructions to stockholders regarding the process for exchanging physical share certificates. Mustang does not expect that stockholders holding their shares in book-entry form or through a bank, broker or other nominee need to take any action in connection with the reverse stock split. Beneficial holders are encouraged to contact their bank, broker or other nominee with any procedural questions. Additional information concerning the reverse stock split can be found in Mustang’s Definitive Information Statement on Schedule 14C filed with the Securities and Exchange Commission on March 13, 2023.

About Mustang Bio

Mustang Bio, Inc. is a clinical-stage biopharmaceutical company focused on translating today’s medical breakthroughs in cell and gene therapies into potential cures for hematologic cancers, solid tumors and rare genetic diseases. Mustang aims to acquire rights to these technologies by licensing or otherwise acquiring an ownership interest, to fund research and development, and to outlicense or bring the technologies to market. Mustang has partnered with top medical institutions to advance the development of CAR-T therapies across multiple cancers, as well as lentiviral gene therapies for severe combined immunodeficiency. Mustang’s common stock is registered under the Securities Exchange Act of 1934, as amended, and Mustang files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). Mustang was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). For more information, visit www.mustangbio.com.

Forward‐Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions, include, but are not limited to, any statements relating to our growth strategy and product development programs, including the timing of and our ability to make regulatory filings such as INDs and other applications and to obtain regulatory approvals for our product candidates, statements concerning the potential of therapies and product candidates, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; our ability to effectuate the reverse stock split; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K filed on March 30, 2023, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

Mustang Bio, Inc.

(781) 652-4500

ir@mustangbio.com

Investor Relations Contact:

Daniel Ferry

LifeSci Advisors, LLC

(617) 430-7576

daniel@lifesciadvisors.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com